Exclusive Option Agreement

This Exclusive Option Agreement (this "Agreement") is executed by and among the following Parties as of 8th July 2021 in Malaysia ("MY"):

Party A: **Angkasa-X Holdings Corp.**, a company formed and existing under the laws of the Malaysia, with its address at 11-05 & 11-06, Tower A, Ave 3 Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia;

Party B: **Lim Kin Wan**, shareholder of Party C, with their address at No. 50, Lorong Setia Bistari Satu, Bukit Damansara, 50490 Kuala Lumpur, Malaysia;

Party C: **AngkasaX Innovation Sdn. Bhd.**, a company formed and existing under the laws of the Malaysia, with its address at 15A-16A Wisma Yeap Chor Ee, 10350 Georgetown, Penang;

In this Agreement, each of Party A, Party B, and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas,

1. Party B holds **20%** of the equity interest in Party C.

2. Party B agrees to grant Party A the exclusive equity purchase options for 9.8% on the equity interests of Party C that owns by Party B.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1. Sale and Purchase of Equity Interest

1.1 Option Granted

In consideration of the payment of MYR96,000.00 by Party A by way of off-setting with the loan owed by Party B to Party A pursuant to the Loan Agreement dated 8th July 2021 between Party A and Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a "Designee") to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A's sole and absolute discretion to the extent permitted by Malaysia laws and at the price described in Section 1.3 herein (such right being the "Equity Interest Purchase Option"). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A for 9.8% on the equity interests of Party C that owns by Party B. The term "person" as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2 Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of Malaysia, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the "Equity Interest Purchase Option Notice"), specifying: (a) Party A's decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the "Optioned Interests"); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3 Equity Interest Purchase Price

In case of Party A exercising the exclusive call option granted by Party B to purchase up to 9.8% of the equity interest owned by Party B in Party C in its sole discretion ,Party A shall pay to Party B an amount equivalent to MYR 10.00 to each of the Party B being the purchase price of the equity interest owns by Party B in Party C. Party C hereby acknowledge the purpose of such provisions and hereby agree and authorize the company to take any and all actions to effect such transaction and agree irrevocably to execute any and all documents and instruments and authorize the company's relevant officers to sign on his or her behalf and hereby gives the company and any of its relevant officers a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision.

<u>1.4 Transfer of Optioned Interests</u>

For each exercise of the Equity Interest Purchase Option:

1.4.1 Party B shall cause Party C to promptly convene a shareholders' meeting, at which a resolution shall be adopted approving Party B's transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2 Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.3 The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, "security interests" shall include securities, mortgages, third party's rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B's Share Interest Pledge Agreement. "Party B's Share Pledge Agreement" as used in this Section and this Agreement shall refer to the Share Interest Pledge Agreement ("Share Pledge Agreement") executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C's performance of its obligations under the Exclusive Business Corporation Agreement executed by and between Party C and Party A.

<u>1.5 Payment</u>

Upon exercise of the Equity Interest Purchase Option, Party A shall make payment of the Equity Interest Purchase Price set forth in Section1.3 under this agreement to the Party B.

<u>2. Representations and Warranties</u>

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

2.1

They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a "Transfer Contracts"), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A's exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

2.2

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of Malaysia; (ii) be inconsistent

with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

2.3
Party B has a good and merchantable title to the equity interests in Party C they hold. Except for Party B's Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

2.4
Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets; and

2.5
There is no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests and assets of Party C.

3. Effective Date

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed at Party A's election. For the purpose hereof, the term shall be extended accordingly if confirmed in writing by Party A prior to the expiration thereof whereby such extended term shall be determined by Party A and Party B shall accept such extended term unconditionally.

4. Governing Law and Resolution of Disputes

4.1 Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of Malaysia. Matters not covered by formally published and publicly available laws of Malaysia shall be governed by international legal principles and practices.

4.2 Methods of Resolution of Disputes

Any dispute, controversy or claim arising out of, relating to or in connection with this contract, including any question regarding its existence, validity or termination, shall be resolved by arbitration in accordance with the Asian International Arbitration Centre (AIAC) Arbitration Rules. The seat of arbitration shall be Kuala Lumpur, Malaysia. The language of the arbitration shall be English.

5. Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of Malaysia in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

6. Notices

6.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

6.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

6.1.2
Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

6.2
For the purpose of notices, the addresses of the Parties are as follows:

Party A: Angkasa-X Holdings Corp.
Address: 11-05 & 11-06, Tower A, Ave 3 Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur, Malaysia
Attn: Seah Kok Wah
Phone: +6012-336 1933

Party B: Lim Kin Wan
Address:
No. 50, Lorong Setia Bistari Satu, Bukit Damansara, 50490 Kuala Lumpur, Malaysia.
Attn: Lim Kin Wan
Phone: +6012-238 8631

Party C: AngkasaX Innovation Sdn. Bhd.
Address: 15A-16A Wisma Yeap Chor Ee, 10350 Georgetown, Penang
Attn: Seah Kok Wah
Phone: +6012-336 1933

6.3 Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

7. Confidentiality
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party's unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8. Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

9. Miscellaneous

9.1 Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

9.2 Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

9.3 Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

9.4 Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5 Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

9.6 Specific Performance

Party B expressly acknowledges and agrees that irreparable damage would occur in the event if Party B failed refused or neglected to perform any of the provisions of this Agreement with their specific terms or otherwise breached. It is accordingly agreed that Party A shall be entitled to seek for specific performance with the Courts of Malaysia in addition to any other remedy to which Party A is entitled at law or in equity.

9.7 Survival

9.7.1 Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

9.7.2 The provisions of Sections 4, 6, 7 and this Section 9.6 shall survive the termination of this Agreement.

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IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Representative:
By:

Name: Lim Kin Wan

Angkasa-X Holdings Corp.:
By:

Name: Seah Kok Wah
Title: Director

AngkasaX Innovation Sdn. Bhd.:
By:

Name: Seah Kok Wah
Title: Director